UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

December 18, 2009

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

Commission File No. 001-31299

MEDICAL STAFFING NETWORK HOLDINGS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	65-0865171
(State Or Other Jurisdiction Of Incorporation Or Organization)	(IRS Employer Identification No.)

901 Yamato Road, Suite 110

Boca Raton, Florida 33431

(Address Of Principal Executive Offices)

(561) 322-1300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On December 18, 2009, Medical Staffing Network Holdings, Inc. (the “Company”) and its wholly-owned subsidiaries, including Medical Staffing Network, Inc. and Medical Staffing Network Holdings, LLC, entered into a Forbearance Agreement to Amended and Restated Credit Agreement (the “Forbearance Agreement”) with General Electric Capital Corporation (“GECC”), as administrative agent, and with the requisite percentage of the lenders (the “First Lien Lenders”) under the Company’s Amended and Restated Credit Agreement dated March 12, 2009 (the “First Lien Credit Agreement”).

Under the Forbearance Agreement, GECC and the First Lien Lenders have agreed to forbear from exercising default related rights and remedies with respect to the First Lien Debt (defined below) until February 1, 2010 (unless a “Forbearance Default,” as defined in the Forbearance Agreement, occurs prior to that date). Further, during the forbearance period: (i) the debt due under the First Lien Credit Agreement will bear PIK interest at the default rate (which is 4% per annum over the 2% per annum PIK interest already payable under the First Lien Credit Agreement), and (ii) the Company shall not permit the aggregate amount of its unrestricted cash and cash equivalents to be, at any time, less than $900,000. Finally, in connection with the Forbearance Agreement the Company expects to pay approximately $1 million in fees and expenses. The Company will record a portion of these fees and expenses as debt issuance costs, and will amortize such costs over the period of the credit facility created by the First Lien Credit Agreement. The Company will expense as incurred the balance of such fees and expenses in accordance with applicable accounting rules.

As of November 22, 2009, the Company owed approximately $81 million to the First Lien Lenders under the First Lien Credit Agreement (the First Lien Debt”). Additionally, as of such date there were approximately $7 million of letters of credit outstanding under the revolving line of credit. Further, as of such date, the Company owed approximately $25 million to certain lenders under an Amended and Restated Second Lien Credit Agreement (the “Second Lien Credit Agreement”). As of November 22, 2009, the Company remains in compliance with the financial covenants set forth in the Second Lien Credit Agreement.

A copy of the Forbearance Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference. The summary of the Forbearance Agreement contained herein is qualified in its entirety by reference to the copy of such agreement that is filed as an Exhibit to this Form 8-K.

The Company is currently in discussions with GECC and the First Lien Lenders with respect to a resolution of the default. While the Company expects to reach an acceptable arrangement with GECC and the First Lien Lenders, if the Company is unable to obtain acceptable arrangements with GECC and the First Lien Lenders with respect to the default, it will likely have a material adverse effect on the Company’s business and financial condition.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Forbearance Agreement to Amended and Restated Credit Agreement, dated December 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Medical Staffing Network Holdings, Inc.

By:	/S/ KEVIN S. LITTLE
Kevin S. Little
President and Chief Financial Officer

Dated: December 22, 2009

Exhibit Index

Exhibit No.	Description

10.1	Forbearance Agreement to Amended and Restated Credit Agreement, dated December 18, 2009

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